--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------


                                   PHAZAR CORP
             (Exact name of registrant as specified in its charter)

            Delaware                                   75-1907070
            --------                                   ----------
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)


                               101 SE 25th Avenue
                             Mineral Wells, TX 76067

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  or Registrant's Principal Executive Offices)


                                Garland P. Asher
                      President and Chief Executive Officer
                                   PHAZAR CORP
                               101 SE 25th Avenue
                             Mineral Wells, TX 76067
                     (Name and address of agent for service)

                                  (940)325-3301
          (Telephone number, including area code, of agent for service)

                          Copies of communications to:

                               John R. Fahy, Esq.
                     Whitaker, Chalk, Swindle, & Sawyer, LLP
                               301 Commerce Street
                                   Suite 3500
                              Fort Worth, TX 76102
                                 (817) 878-0500

--------------------------------------------------------------------------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.


       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

       If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional

securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. |_|

       Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |_|          Accelerated filer          |_|
Non-accelerated filer   |_|          Smaller reporting company  |X|

(Do not check if a smaller reporting company)


--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------- ---------- ---------- ----- ------------- ---------------
 Title of each     Amount    Proposed          Proposed      Amount of
   class of        to be      maximum          Maximum      Registration
  securities     Registered  offering         Aggregate         Fee
     to be                    price            Offering
  registered                 per unit            Price
---------------- ---------- ---------- ----- ------------- ---------------
  Common Shares    47,000    $  3.16    (1)   $   148,520      $  8.29
 held by Selling
   Securities
    Holders
---------------- ---------- ---------- ----- ------------- ---------------
  Common Shares
  to be issued
  to a Selling
   Securities
    Holder
 pursuant to a     50,000    $  9.22    (2)   $   461,000      $ 25.72
  option to
   purchase
    shares at
 $9.22 per share
---------------- ----------- --------- ----- ------------- ---------------
     Total:        97,000                     $   612,575      $ 34.01
---------------- ----------- --------- ----- ------------- ---------------


(1) Calculated in accordance with Rule 457(c) the average of the high and low prices reported in the consolidated reporting system as of a specified date (April 22, 2009) within 5 business days prior to the date of filing the registration statement.

(2) Calculated in accordance with Rule 457(g) based on the price at which the options may be executed.

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities or accept an offer to buy those securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED April 22, 2009

                             PRELIMINARY PROSPECTUS

PROSPECTUS
                               [PHAZAR CORP Logo]

                                   PHAZAR CORP

                          97,000 SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

     This prospectus relates to the potential resale from time to time by selling securityholders of up to 47,000 shares of our common shares and an additional 50,000 shares of common shares issuable upon exercise of an outstanding option to purchase our stock. These shares and said option were not issued pursuant to a written equity incentive plan. For more information, see "Selling Security Holders" beginning on page 13 of this prospectus.

     The selling stockholders either own common stock or will be receiving common stock upon execution of an option to purchase common stock. The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled "Plan of Distribution" beginning on page 18 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We will pay all expenses incurred in effecting the registration statement of which this prospectus constitutes a part.

     Our common stock is traded on the NASDAQ Stock Market under the symbol "ANTP." On April 22, 2009, the closing price of our common stock on the NASDAQ Stock Market was $3.24 per share. We urge obtaining current market quotes for the common stock.

     INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS BEFORE PURCHASING THE COMMON STOCK.
--------------------------------------------------------------------------------
     Our principal executive offices are located at 101 SE 25th Avenue, Mineral Wells, TX 76067, and our telephone number is (940) 325-3301. Our Internet address is http://www.phazarcorp.com/.
--------------------------------------------------------------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is April 22, 2009.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SUMMARY                                                                       3
-------
ABOUT THIS PROSPECTUS                                                         6
---------------------
FORWARD-LOOKING STATEMENTS                                                    7
--------------------------
SECURITIES TO BE REGISTERED                                                   7
---------------------------
RISK FACTORS                                                                  8
------------
USE OF PROCEEDS                                                              12
---------------
DETERMINATION OF OFFERING PRICE                                              12
-------------------------------
DILUTION                                                                     13
--------
SELLING SECURITY HOLDERS                                                     13
-------------------------
DESCRIPTION OF COMMON STOCK SHARES TO BE REGISTERED                          14
---------------------------------------------------
PLAN OF DISTRIBUTION                                                         16
--------------------
LEGAL MATTERS                                                                18
-------------
EXPERTS                                                                      18
-------
WHERE YOU CAN FIND MORE INFORMATION                                          18
-----------------------------------
INCORPORATION BY REFERENCE                                                   19
--------------------------
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                  21
-------------------------------------------
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                    21
-----------------------------------------
EXHIBITS                                                                     23
--------
UNDERTAKINGS                                                                 23
------------
SIGNATURES                                                                   26
----------

                                     SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before making an investment decision. Before making an investment decision you should read the entire prospectus carefully, including the "Risk Factors" beginning on page 9, and the consolidated financial statements and the notes to those financial statements incorporated in this prospectus by reference to:

a) our Annual Report on Form 10-K for the year ended May 31, 2008, filed with the Securities and Exchange Commission on August 19, 2008, the Amended Form 10-K for the year ended May 31, 2008, as amended, filed with the Securities and Exchange Commission on September 26, 2008;

(b) our Quarterly Report on Form 10-Q for the quarter ended August 31, 2008, as amended, filed with the Securities and Exchange Commission on October 15, 2008;

(c) our Quarterly Report on Form 10-Q for the quarter ended November 30, 2008, as amended, filed with the Securities and Exchange Commission on January 14, 2009;

(d) our Quarterly Report on Form 10-Q for the quarter ended February 28, 2009, as amended, filed with the Securities and Exchange Commission on April 3, 2009; and

(e) our Current Reports on Form 8-K filed with the Securities and Exchange Commission since May 31, 2008, including the Forms 8-K filed with the Securities and Exchange Commission on July 11, 2008, July 15, 2008, July 18, 2008, September 15, 2008, October 21, 2008, October 22, 2008, December 19, 2008,
January 15, 2009, and April 23, 2009.

Unless the context otherwise requires in this prospectus, the terms "we," "us" and "our" refer to PHAZAR CORP.

                                   PHAZAR CORP

The Company

     We were formed as a Delaware corporation in November 1991. In 1992 we changed our name to "Cabre Corp." and acquired the business that now constitutes PHAZAR CORP. In 1998 we changed our name to "Antenna Products, Inc." In 2001 we changed our name to PHAZAR CORP. Our principal executive offices are located at 101 SE 25th Avenue, Mineral Wells, TX 76067.

Our Business

     PHAZAR CORP operates as a holding company for Antenna Products Corporation, Tumche Corp., Phazar Antenna Corp. and Thirco, Inc., its wholly-owned subsidiaries. Antenna Products Corporation and Phazar Antenna Corp. are operating subsidiaries and Thirco, Inc. leases equipment and facilities to these operating subsidiaries. Tumche Corp. has no sales or operations. PHAZAR CORP has no other business activity. Our products may be seen at the following websites: www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

     Antenna Products Corporation ("Antenna Products") was incorporated in Texas in 1984 to continue a business started in 1947 and has been a wholly-owned subsidiary of PHAZAR CORP since 1992.

     Antenna Products Corporation designs, manufactures and markets standard and custom antennas, wireless mesh network solutions, guyed and self-supported towers, support structures, masts and communication accessories worldwide. Its customers include civil and military agencies of the U.S. Government, U.S. Government prime contractors and commercial clients. Its products include tactical military mesh radio wireless networking systems, ground-to-air collinear antennas, instrument landing antennas and towers, fixed system multi-port antenna arrays, tactical quick erect antennas and masts, shipboard antenna tilting devices, transport pallets, surveillance antennas, antenna rotators, positioners and controls, and high power broadcast baluns. Its commercial products include first responder emergency mesh radio systems, commercial mesh radio systems, panel, sector, omnidirectional and closed loop telecommunications antennas, automatic meter reading (AMR), instrument scientific medical (ISM), cellular, paging and yagi antennas, guyed towers and self supported towers.

     Antenna Products derives a majority of its revenues from fixed-price contracts obtained through competitive bidding. These fixed-price contracts particularly include custom-ordered antenna production systems built according to customer specifications. It also sells a comparatively small amount of standard products including small antennas, accessories and some towers. Antenna Products Corporation's customer base is primarily government agencies and prime contractors. Its sales volume is primarily based on the fixed price contracts for build to order antennas or systems.

     Contract collections are generally set in accordance with federal acquisition standards, which require payment in accordance with "Net 30" terms after acceptance of goods. Antenna Products is not directly regulated by any governmental agency in the United States. Most of Antenna Products Corporation's customers and the antenna and tower industries in general, are subject to meeting various government standards. These performance standards indirectly require Antenna Products Corporation to produce antenna designs that can be updated to conform to regulatory changes. These regulations have not adversely affected operations.

     Antenna Products does not depend on any license, patent or trademark to secure business. While Antenna Products Corporation does hold certain patents, they are not material to its business.

     Antenna Products plans to reinvest approximately 7%-12% of sales in research and development projects and bid and proposal activities. The mix of expenditures between the two areas in any given year is a function of the demand for new independently developed innovative systems and the level of requirements solicited. In 2008, Antenna Products Corporation, continued development on a new mesh radio wireless networking product line. This product line includes military, emergency first responder and commercial mesh radio systems that utilize proprietary embedded intelligent routing software and multiple frequency architecture to create dynamic wireless mesh networking systems that transmit and share data, voice and video applications. This development program resulted in a total investment in independent research and development (R&D) and bid and proposal activities (B&P) of 8.8% of sales in 2008. The level of expenditures for R&D and B&P as a ratio to sales was 14.4% of sales in 2007. Antenna Products Corporation does not consider patents to be material to its operations nor would the loss of any patents adversely affect operations.

     Tumche Corp. is a wholly owned subsidiary of PHAZAR CORP. It has no sales or operations.

     Phazar Antenna Corp. ("Phazar Antenna") is a wholly owned subsidiary of PHAZAR CORP. Phazar Antenna Corp. operates as a marketing, research and development unit.

     Phazar Antenna provides a line of commercial wireless fixed and mobile antennas for ISM (instrument scientific medical), ITS (intelligent transportation systems), wireless Internet, wireless LAN, wireless local loop, fixed GPS, MMDS (fixed wireless) and other WiMAX market applications. Phazar Antenna also supplies a broad range of multiple band antennas for the telecommunication market for DAS (Distributed Antenna Systems). The DAS antennas for Cellular/SMR, AWS and PCS frequencies are installed on utility poles, street lights, rooftops and lamp posts in urban and remote areas to increase wireless carrier services. These product lines compliment Antenna Products Corporation's existing product lines of cellular, PCS, paging, ISM and AMR (automatic meter reading), omni-directional and sector wireless antennas. Phazar Antenna sales for the twelve months ended May 31, 2008, amounted to approximately 15% of total sales. The Phazar Antenna Corp. commercial wireless product lines are manufactured at Antenna Products Corporation's plant in Mineral Wells, Texas.

     Thirco, Inc. purchases equipment and facilities and leases them to its operating affiliates. Its primary lease arrangements are with Antenna Products, but it will occasionally help service the banking needs of other units. Thirco, Inc. does not employ any full-time employees or engage in outside business transactions and does not intend to do so in the foreseeable future.

         PHAZAR CORP's businesses are not dependent on seasonal factors.

                                  The Offering

Common stock offered by the      97,000 shares (1)
selling security holders

Common stock outstanding         2,339,384 shares as of April 22, 2009 (2)
after this offering

Use of proceeds                  We will not receive any proceeds from the sale
                                 of shares of our common stock by the selling security holders listed in this prospectus under "Selling Security Holders."

Market price of common stock     On April 22, 2009, the last reported sale price
                                 of our common stock was $3.24 per share.

Risk factors                     See "Risk Factors," beginning on page 9, for a
                                 discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol     ANTP

(1) Includes 50,000 shares to be issued pursuant to an option exercisable at $9.22 per share.
(2)  Does not include dilutive effect of outstanding stock options.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information" and "Incorporation by Reference."

     We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See "Where You Can Find More Information" for more information.

     In this prospectus, "PHAZAR CORP," the "Company," "we," "our," "ours," and "us" refer to PHAZAR CORP, which is a manufacturing company headquartered in Mineral Wells, Texas, and its subsidiaries on a consolidated basis, unless the context otherwise requires.

     The website for PHAZAR CORP is www.phazarcorp.com. Information on the website does not constitute part of this prospectus, unless specifically incorporated by reference.

     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain statements that are considered "forward looking statements" within the meaning of United States securities laws. In addition, PHAZAR CORP and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management's future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target," and "goal" or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about PHAZAR CORP's confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

     Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management's expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to PHAZAR CORP and its subsidiaries.

     Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. PHAZAR CORP undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

     Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate PHAZAR CORP. Any investor in PHAZAR CORP should consider all risks and uncertainties disclosed in our SEC filings described below under the heading "Where You Can Find More Information," all of which are accessible on the SEC's website at http://www.sec.gov.


                           SECURITIES TO BE REGISTERED

     PHAZAR CORP is seeking to register 97,000 shares of its common stock. 47,000 of these shares are held by nine selling shareholders and were issued between 2003 and 2008 and 50,000 shares may be issued to an option holder at an option price of $9.22. There is no deemed offering price for these securities, and any offering will be within the discretion of the selling shareholders pursuant to market conditions. PHAZAR CORP'S common stock trades on the NASDAQ

Stock Market in the capital markets segment. The common stock shares are not being registered pursuant to an underwritten offering.

     The 47,000 shares outstanding are held in 211 separate restricted share certificates issued between 2003 and 2008, held by a total of nine shareholders, all of whom are directors and officers, former directors, a former officer, or a current employee. 208 of the restricted share certificates contain 200 shares or fewer, averaging 167 shares per certificate. The Company issued these shares of common stock and an option to purchase 50,000 shares at $9.22 per share at the direction of the Board of Directors as compensation for services rendered. These shares and the option, however, were not issued pursuant to a written equity compensation or incentive plan, and thus are not eligible for inclusion in a Form S-8 registration statement. The Company estimates that transfer agent and legal opinion costs will cost more than $400 per share certificate, making it uneconomic at current share prices to seek to remove restricted legends on these certificates pursuant to Rule 144.

     The Company's Board of Directors has determined to generally cease issuing restricted stock certificates in very small number of shares due to transaction costs related to removing restrictive legends without including the shares in a registration statement. Further, contemporaneously with the filing of this Form S-3, the Company is also filing a Form S-8 to register shares to be issued in the future under a written equity incentive plan.

     Any sales of shares of common stock pursuant to this registration statement by Company officers and directors would be subject to the beneficial ownership reporting provisions of the Securities Exchange Act of 1934.

                                  RISK FACTORS

     An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

We face competition from larger and better financed companies.

     PHAZAR CORP's subsidiary, Antenna Products Corporation, is one of many suppliers of antennas and related manufacturing services to the government agencies and prime contractors. The industry has no dominant supplier. Antenna Products competes on cost and product performance within the context of fixed-price contracts and pre-defined contract specifications prevalent within this market.

     Antenna Products has smaller sales, fewer employees, and has less gross and liquid assets than several companies with which it competes. Greater size may translate into lower margins for those competitors it bids against.

     Our continued development and success may require the development of new technology that we currently do not possess.

     We manufacture technical products such as antennas and radios that are subject to technological advances. We are continuing to develop a new mesh radio wireless networking product line. This product line includes military, emergency first responder and commercial mesh radio systems that utilize proprietary embedded intelligent routing software and multiple frequency architecture to create dynamic wireless mesh networking systems that transmit and share data, voice and video applications. In 2008 we invested 8.8% of sales in independent research and development and bid and proposal activities.

     If we are unable to keep pace with or develop new technologies, our product line may fall behind the competition in its cost and efficacy, which could have a detrimental effect on our financial performance.

We derive substantial portions of our revenue directly and indirectly from the U.S. Government and other large customers and consequently have a concentrated customer base.

     We have a narrow customer base and several customers account for material portions of our revenues. Consequently the loss of one of these customers could have a material negative impact on our financial performance.

     The following is a schedule of the Company's sales to major customers for the years ending May 31, as a percentage of total sales:

                                      2008         2007
                                      ----         ----
United States Government              24%          21%
Paige Iberica, Spain                  12%           0%
General Dynamics                       9%           7%
BAE Systems                            0%           4%
Thales ATM, Inc.                       6%          11%

At May 31, 2008, and 2007, trade receivables from four customers comprised approximately 50% and 59%, respectively, of the trade receivable balance at those dates.

We derive substantial portions of our revenue directly and indirectly from the U.S. Government and consequently are subject to the risk of being a government contractor and the government procurement process.

     Antenna Products Corporation is subject to certain risks common to all companies that derive a portion of their revenues from the United States Government. These risks include rapid changes in technology, changes in levels of government spending, and possible cost overruns. Recognition of profits on major contracts is based upon estimates of final performance, which may change as contracts progress. Contract prices and costs incurred are subject to procurement regulations, and costs may be questioned or disallowed by the United States Government. United States Government contracts may be terminated at any time for the convenience of the United States Government. If that happens, the contractor is entitled to recover allowable costs plus any profits earned to the termination date.

We are subject to volatility in the supply of our raw materials and do not hedge against this volatility.

     PHAZAR CORP's operating subsidiaries' principal raw materials are steel, aluminum, other metal alloys, plastic and composite tubing, hardware, electrical wire, wire rope, electronic components and electro-mechanical components. Several of these raw materials have manifested volatile pricing in recent years. The Company and its subsidiaries, however, have not obtained any hedged positions to offset price volatility for the raw materials. Also, the fixed-price competitively-bid contracts may require that the Company determine the end pricing of its product a considerable amount of time before it acquires the raw materials to make the products. Thus, the Company faces the risk that its profitability will be adversely affected by material increases in the price of its raw materials for which it cannot seek recovery or adjustment under its fixed price contracts.

     The materials are commonly available from numerous sources, including local distributors in quantities sufficient to meet the needs of the subsidiaries. The Company does not currently consider the availability and supply of raw materials to be a material problem.

We are a small company subject to competing demand for workers near our physical plant, including demands for oilfield services workers related to the development of the Barnett Shale gas field.

     As of April 22, 2009, Antenna Products Corporation and Phazar Antenna Corp. combined employed a total of 82 employees, 78 full time and 4 part time. 14 employees work in administration and sales, 8 work in engineering and technical support, and 60 work in manufacturing. None of these employees are subject to collective bargaining agreements. If employees become subject to a collective bargaining agreement, that could increase certain company labor and compliance costs.

     In the six months ending November 30, 2008, the Company had an employee turnover of 2.5%. Wages may rise and fall depending on competition for labor. Our physical plant is located in Mineral Wells, Texas, near the center of the Barnett Shale gas field. Our manufacturing positions, in particular, face competition for labor from oilfield services companies seeking to hire from the same labor pool to work on Barnett Shale gas wells. Thus, our labor costs may be affected by the drilling schedule and the commensurate worker demand in the Barnett Shale and indirectly by the price of natural gas, which may impact that drilling schedule and worker demand.


We have a manufacturing plant subject to OSHA standards.

     The Company seeks compliance with worker safety standards. The Company's facilities, particularly the manufacturing facilities, are subject to examination by the Occupational Safety and Health Administration (OSHA). As of the date of this Prospectus, OSHA's website shows no previous or current citations relating to the Company's facilities. Any determination that the Company violated worker safety standards could adversely impact the Company's financial performance.

We do not hedge currency risks for our international sales or purchase transactions.

     Antenna Products's sales in international markets are primarily to foreign governments or prime contractors to foreign governments. Phazar Antenna Corporation sells to foreign commercial customers. International sales for 2008, and 2007 were 26.5% and 13.1%, respectively, of total sales. The level of profits from the commitment of assets to this portion of the business is no greater or no less than that of other market segments.

     The Company does not hedge its currency risk. Thus, the Company's anticipated revenues may be adversely affected by the dollar becoming more expensive than the currency used by the foreign customer. Further, a strengthening of the U.S. dollar against a local currency could cause our products to become relatively more expensive and lessen continued demand in foreign markets.

We own a manufacturing plant that has been operational for decades and may have unknown environmental risks.

     The Company's costs and effects of environmental compliance are currently not material to its operations. But, the company has had a manufacturing facility on the same location for decades and, as with any other manufacturing facility, there may be unknown environmental issues of which the Company is unaware. Should these issues become apparent, the Company's financial performance could be adversely impacted. Further, with a new presidential administration, environmental requirements could change leading to greater Company costs.

We manufacture products and thus are subject to products liability and other lawsuits.

     PHAZAR CORP manufactures products and thus has exposure to products liability allegations. A successful prosecution of a products liability case could adversely impact our financial results. The Company currently has $2 million of products liability insurance with the Chubb Group.

     On August 15, 2008, Janet McCollum, as personal representative of the Estate of Richard Alan Catoe, deceased, filed a wrongful death complaint in Escambia County, Florida against the University of West Florida, Diamond Enterprise, Inc., North Safety Products, L.L.C. a/k/a North Safety Products, Inc. and Antenna Products Corporation (the "Lawsuit"). The lawsuit alleges that the deceased fell to his death while climbing a ladder inside a water tower on the University of West Florida campus to install antennas. The lawsuit further alleges that while the deceased was descending the ladder, he wore an Antenna Products Corporation safety sleeve affixed to a safety rail manufactured by defendant North Safety Products that was attached to the ladder and (among other allegations) that the safety sleeve and rail were defective and failed to prevent the deceased fall, causing his death. The plaintiff seeks recovery of an unspecified amount from all the defendants. Antenna Products Corporation denies any liability to plaintiff.

The departure of certain employees may have a material impact on our financial performance.

     PHAZAR CORP is a small company with fewer than 90 employees. Consequently, the loss or departure of certain employees may have a material effect on the Company's financial performance, particularly if the Company relies on that employee's relationship with the Company customers, technical research skills, or manufacturing ability. Thus, the loss of key personnel could have an adverse effect on the Company's financial performance. The Company thus seeks to retain its valued employees, but no assurance can be provided that it will be successful in such efforts.

We have been advised that we are currently non-compliant with NASDAQ listing standards relating to our number of independent directors.

     Shares of our common stock are currently listed on the NASDAQ. We currently do not have a majority of independent directors as defined by NASDAQ rules, and we have received a Notice of Non-Compliance with Listing Standards. Failure to cure this deficiency could lead to delisting from NASDAQ.

     NASDAQ rules require having a majority of independent directors as defined by NASDAQ Rule 4200(15)(A). NASDAQ requires persons classified as independent directors to have ceased being company employees at least three years previously. On September 16, 2008, Garland P. Asher, previously an independent director, became our CEO and President, leaving us with three independent directors as classified by NASDAQ rules. Gary Havener, one of our directors and a former employee, will fulfill his three year period after having left employment on October 19, 2009.

     On December 16, 2008, we received a notice from NASDAQ that we were not in compliance with NASDAQ Marketplace Rule 4350(c)(1) by not having a majority of independent directors as defined by NASDAQ Rule 4200(15)(A). NASDAQ staff provided us until October 14, 2009 to cure this deficiency.

     Because the cure period ends on October 14, 2009, only five days before Gary Havener qualifies as an independent director on October 19, 2009, we sent a letter on December 17, 2008 to NASDAQ seeking a temporary rule waiver or an extension of the cure period. We have yet to receive a response from NASDAQ.

     The Company anticipates that it will be able to comply with NASDAQ Marketplace Rule 4350(c)(1) by October 14, 2009 by having a majority of independent directors or will have received a temporary waiver or extension of the cure period until at least the time at which Gary Havener is anticipated to become an independent director. But, if we are unable to accomplish compliance, NASDAQ could pursue a delisting action against us. A delisting by NASDAQ could hurt our investors by reducing the liquidity and market price of our common stock. Additionally, a delisting could negatively affect us by reducing the number of investors willing to hold or acquire our common stock, which could negatively affect our ability to access public capital markets.

                                 USE OF PROCEEDS

     We will receive no proceeds from sales of the securities.

                         DETERMINATION OF OFFERING PRICE

     The Selling Shareholders may sell their registered shares based on market conditions and their own discretion. There is no set offering price for the common stock shares included in this registration statement.

                                    DILUTION

     This registration statement includes 47,000 shares that were previously issued to the selling shareholders between 2003 and 2008. The sale of these shares by selling shareholders will have no dilutive effect. The sale of shares issued pursuant to the stock option at $9.22 per share (more than 250% of recent trading prices) will have a dilutive effect to the extent that the Company's share price exceeds $9.22 per share. The shares to be issued pursuant to the exercise of the stock option amount to approximately 2.14% of the total shares currently outstanding. We can provide no assurance that there will be a similar percent dilutive effect when and if the stock option is ever executed.

                            SELLING SECURITY HOLDERS

---------------- ----------------- ------- ------------- ------------------
Name             Relationship      Number  Percentage of Percentage of
                 to Company        or      Common Stock  Common Stock Class
                                   Shares  Class Before  After All Shares
                                   Offered Offering      in Offering Sold
---------------- ----------------- ------- ------------- ------------------
Garland P. Asher President, CEO,    3,000  1.03          0.90
                 and Director
---------------- ----------------- ------- ------------- ------------------
Clark D. Wraight Vice-President     5,600  5.64          5.40
                 and Director
---------------- ----------------- ------- ------------- ------------------
Gary Havener     Director           6,000  6.40          6.14
---------------- ----------------- ------- ------------- ------------------
R. Allen Wahl    Director           2,900  0.27          0.15
---------------- ----------------- ------- ------------- ------------------
Dennis Maunder   Director           4,800  0.24          0.03
---------------- ----------------- ------- ------------- ------------------
James Kenney     Director           7,000  0.35          0.05
---------------- ----------------- ------- ------------- ------------------
Steven Schueler  Current Employee  11,500  2.22          1.73
---------------- ----------------- ------- ------------- ------------------
James Miles      Former President,  5,700  0.26          0.01
                 CEO and Director
---------------- ----------------- ------- ------------- ------------------
Vernon Bryant    Former Director      500  0.02          0
---------------- ----------------- ------- ------------- ------------------
Matthew Jones    Employee and      50,000  0             0
                 Optionholder
---------------- ----------------- ------- ------------- ------------------

     The 50,000 shares referenced to Matthew Jones are shares to be issued to Mr. Jones upon his exercise of his option at $9.22 per share.

     For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

     We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

               DESCRIPTION OF COMMON STOCK SHARES TO BE REGISTERED

General

     The discussion below is a summary of various rights of shareholders; it is not intended to be a complete statement of all rights. The discussion is qualified in its entirety by reference to the Certificate of Incorporation of the Company, the Company's Bylaws as well as the provisions of Delaware and federal law.

     Authorized Capital Stock. The Company's Articles of Incorporation authorize
     ------------------------
the issuance of up to 6,000,000 shares of Company common stock, $.01 par value, of which 2,339,384 shares were outstanding as of dateMonth4Day22Year2009April 22, 2009 and up to 2,000,000 shares of preferred stock with a $1.00 par value with powers, preferences and rights to be fixed by the Board of Directors, of which no shares were outstanding as of April 22, 2009.

     Issuance of Stock. Under the Company's Certificate of Incorporation, shares
     -----------------
of common stock or preferred stock may be issued from time to time by the board of directors without the approval of the shareholders.

     Liquidation Rights. In the event of liquidation, holders of common stock of
     ------------------
the Company are entitled to rights to assets distributable to shareholders on a pro rata basis after satisfaction of liabilities and rights of holders of preferred stock, if any.

     Redemption Rights. The Company is empowered by Delaware law to buy its
     -----------------
shares of stock from its shareholders at the mutual accord of the shareholder and the Company. On January 15, 2009, we announced an open-market share repurchase program not to exceed $1,000,000 at our discretion.

     Preemptive Rights. The Company's Certificate of Incorporation does not
     -----------------
provide for preemptive rights.

     Voting Rights. Each share of Company common stock is entitled to one vote
     -------------
per share. The Company's certificate of incorporation does not provide for cumulative voting.

     Shareholder Action without a Meeting. The Company's Bylaws provide that any
     ------------------------------------
action that is required or permitted to be taken by shareholders at an annual or special meeting may be taken by a written consent signed by the same number of shareholders that would be required to approve a measure presented at an annual or special meeting.

     Shareholder Vote on Business Combinations. In general, approval of a
     -----------------------------------------
business combination (a merger or sale of assets) involving the Company requires the approval of a majority of the Board of Directors and a favorable vote of a majority of the outstanding shares.

     Special Meetings of Shareholders. The Company's Bylaws provide that a
     --------------------------------
special meeting of the shareholders may be called by the president or secretary or at the written request of a majority of the Company's capital stock.

     Dividends. The Company may pay cash dividends subject to the restrictions
     ---------
set forth in the Delaware General Corporation Law (the "DGCL"). The DGCL provides that a corporation may make a distribution to its shareholders from the Corporation's "surplus." Section 154 of the Delaware General Corporation Law defines surplus "to mean the excess of net assets over the par value of the stock." Klang v. Smith, 702 A.2d 150, 153 (Del. 1997). As of April 22, 2009, the par value of the Company's outstanding $.01 par value common stock was $23,394 and the Company's net assets well exceed that amount. Although the Company legally may pay a dividend, it is under no obligation to do so.

     Amendment to Charter and Bylaws. Amendments to the Company's Certificate of
     -------------------------------
Incorporation generally require the approval of a majority vote of the Company's Board of Directors and also by a majority of the outstanding shares of the Company's voting stock. The Company's Bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of a majority of the total votes eligible to be voted by shareholders.

     Board of Directors. The Company's Bylaws provide that the number of
     ------------------
directors shall be not less than one nor more than twelve with the exact number of directors fixed by a resolution of the board or shareholders. The number of directors has been fixed at six.

     Directors of the Company will also be elected annually for a one year term.

     In general, the removal of a director of the Company requires a vote of a majority of the shareholders at a meeting.

     Nomination to the Board of Directors. The Company's Bylaws require
     ------------------------------------
shareholders to comply with certain prior notice provisions in connection with the nomination of persons to become directors of the Company. Failure to comply with these provisions may result in the nomination being disregarded.

     Appraisal Rights. Because the Company is a Delaware corporation, the
     ----------------
Appraisal rights available to Company shareholders also will be governed by
Section 262 of the DGCL.

     Preferred Stock. The preferred stock may be issued from time to time in one
     ---------------
or more series without action by the shareholders. The Company's Certificate of Formation authorizes the issuance of 2,000,000 shares of $1.00 par value preferred stock. The Board of Directors is authorized to designate and to fix the number of shares of any such series of preferred stock and to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, including, but not limited to, dividend rate, voting, liquidation preference and conversion rights.

     We currently have no shares of preferred stock issued and outstanding and have no current plans to issue preferred stock.

     Financial Information. The Company currently files certain periodic
     ---------------------
information and reports with the SEC pursuant to the Securities Exchange Act of 1934, including an annual report and quarterly reports containing financial information. Copies of these reports are available for review at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that will contain the Company's periodic reports, proxy statements and other information. The address of that site is www.sec.gov.

     Our common stock is listed on NASDAQ Stock Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Computershare Investor Services, L.L.C., P.O. Box 2000, Bedford Park, IL. 60499-9910.

Restrictions on Ownership

     We currently have no restrictions on acquiring our shares other than the shareholder notice requirements under the Securities Exchange Act of 1934.

                              PLAN OF DISTRIBUTION

     The selling security holders or any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

    o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

    o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

    o an exchange distribution in accordance with the rules of the applicable exchange;

    o   privately negotiated transactions;

    o   short sales effected after the date of this prospectus;

    o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

    o   a combination of any such methods of sale; and

    o   any other method permitted pursuant to applicable law.

     The selling security holders may also sell shares that qualify for sale pursuant to Rule 144 under the Securities Act, rather than under this prospectus. In effecting sales, broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices other than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

     The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus pursuant to Rule 424(b)(3) or other applicable provision of the Securities Act amending the selling security holders' list to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

     The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

     The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are paying all fees and expenses incurred by us incident to the registration of the shares. We will receive no portion of the proceeds from the sale of the shares and will bear all of the costs relating to the registration of this offering (other than any fees and expenses of counsel for the selling security holders). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be borne by the selling security holders. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Whitaker, Chalk, Swindle, & Sawyer, LLP.

                                     EXPERTS

     The consolidated financial statements of PHAZAR CORP appearing in PHAZAR CORP's Annual Report on Form 10-K for the year ended May 31, 2008 have been audited by Weaver & Tidwell, LLP, an independent registered public accounting firm, as set forth in their audit opinion included with the consolidated financial statements. The consolidated financial statements for the year ended May 31, 2008, including the audit opinion, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.phazarcorp.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

                           INCORPORATION BY REFERENCE

     We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed "furnished" in accordance with SEC rules:

(a) the Annual Report on Form 10-K for the year ended May 31, 2008, filed with the Securities and Exchange Commission on August 19, 2008 and the Amended Form 10-K for the year ended May 31, 2008, as amended, filed with the Securities and Exchange Commission on September 26, 2008;

(b) the Quarterly Report on Form 10-Q for the quarter ended August 31, 2008, as amended, filed with the Securities and Exchange Commission on October 15, 2008;

(c) the Quarterly Report on Form 10-Q for the quarter ended November 30, 2008, as amended, filed with the Securities and Exchange Commission on January 14, 2009;

(d) the Quarterly Report on Form 10-Q for the quarter ended February 28, 2009, as amended, filed with the Securities and Exchange Commission on April 3, 2009;

(e) the Current Reports on Form 8-K filed with the Securities and Exchange Commission since May 31, 2008, including the Forms 8-K filed with the Securities and Exchange Commission on July 11, 2008, July 15, 2008, July 18, 2008, September 15, 2008, October 21, 2008, October 22, 2008, December 19, 2008,
January 15, 2009, and April 23, 2009;

(e) the description of the registrant's common stock contained in the registration statement the registrant filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description; and

     All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     You may request a copy of these filings, at no cost, via the Company's website at www.phazarcorp.com or by writing or telephoning us at the following address:
                                   PHAZAR CORP
                               101 SE 25th Avenue
                             Mineral Wells, TX 76067
                            Telephone: (940)325-3301
                            Attn: Corporate Secretary

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

       The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by PHAZAR CORP (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.



SEC registration fee                                         $       341
                                                             -----------

Legal fees and expenses                                      $    15,000

Accounting fees and expenses                                 $     2,000
                                                             -----------

Miscellaneous expenses                                       $     1,000
                                                             ===========

Total expenses                                               $    18,341
                                                             ===========

Item 15. Indemnification of Directors and Officers.

     PHAZAR CORP and its direct and indirect subsidiaries are subject to the Delaware General Corporation Law (the "DGCL") (for PHAZAR CORP, Thirco, Inc., and Phazar Antenna Corp.), or the Texas Business Organizations Code (for Antenna Products Corporation and Tumche Corp.), which provide a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

     The Company's Bylaws require indemnification of officers, directors, employees, and agents to the fullest extent allowed by the DGCL. The DGCL provide that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The DGCL and the Texas Business Organizations Code further provide that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. If the person is adjudged liable to the corporation, indemnification is not available in derivative actions unless the court shall determine that such person is entitled to indemnification.

     The Company's subsidiaries, Antenna Products Corporation, Thirco, Inc. and Tumche, Inc. are incorporated in Texas. The Texas Business Organizations Code provides that these companies can indemnify officers, directors, employees, and agents against all claims. Texas bars indemnification when the person has been found liable for improperly receiving a personal benefit while willfully or intentional violating his or her duty to the company, breaching the duty of loyalty to the company, or committing a bad faith breach of duty to the Company.

     The DGCL and the Texas Business Organizations Code permit the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the DGCL and the Texas Business Organizations Code provide that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

     PHAZAR CORP's Bylaws contain a provision requiring it to indemnify its officers, directors, employees, and agents to the fullest extent permitted by the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     In addition, PHAZAR CORP and its operating subsidiaries maintain directors' and officers' liability insurance policies covering its directors and officers and the Company's agreement with Garland Asher requires the Company to cover Mr. Asher under its liability policy.

     Further, PHAZAR CORP's Certificate of Incorporation protects directors against personal liability for money damages to the Company except for liabilities: "(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit."

Item 16. Exhibits

EXHIBIT
NUMBER                               DESCRIPTION
-------  -----------------------------------------------------------------------

4.1 Articles of Incorporation, as amended, (filed as Exhibit 3(i) in the Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended May 31, 2000, filed on February 20, 2004 and incorporated herein by reference).

4.2(1) Bylaws, as amended, (filed as Exhibit 3(ii) in the Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended May 31, 2000, filed on February 20, 2004 and incorporated herein by reference).

4.2(2) Loan Agreement between Antenna Products Corporation and Texas Bank, dated September 30, 1991 (filed as Exhibit 4(ii) to Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended May 31, 2000, filed on February 20, 2004)

4.2(3)   Agreement with Garland P. Asher dated January 14, 2009 (filed as
         Exhibit 10(b) to Registrant's Periodic Report on Form 10-Q for the period ended November 30, 2008, filed on January 14, 2009)

14.1 Code of Ethics and Business Conduct for the Senior Executive Officers and Senior Financial Officers incorporated by reference to the like numbered exhibit in the registrant's annual report on form 10-KSB for the fiscal year ended May 31, 2004, filed on August 6, 2004

21 A list of all subsidiaries of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's annual report on Form 10-KSB/A for the fiscal year ended May 31, 2000 filed on February 20, 2004

5.1      Opinion of Whitaker, Chalk, Swindle, & Sawyer, LLP

23.1     Consent of Weaver & Tidwell, LLP

23.2     Consent of Whitaker, Chalk, Swindle, & Sawyer, LLP, included in Exhibit
         5.1 filed herewith.


Item 17. Undertakings.

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a


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
fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

       (2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

       (i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
       (ii) each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus


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
that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

       (5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

       (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

       The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
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




                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Mineral Wells, State of Texas on April 22, 2009.

                                       PHAZAR CORP


                                       By: /s/ Garland P. Asher
                                           -------------------------------------
                                           Garland P. Asher
                                           President and Chief Executive Officer





































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




In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 2009.


Signature                           Capacity
---------                           --------

/s/ Garland P. Asher                Chairperson of the Board, President and
-----------------------             Chief  Executive Officer
GARLAND P. ASHER

/s/ Clark D. Wraight                Director and Vice-President, Secretary
-----------------------
CLARK D. WRAIGHT

/s/ Gary W. Havener                 Director
-----------------------
GARY W. HAVENER

/s/ R. Allen Wahl                   Director
-----------------------
R. ALLEN WAHL

/s/ Dennis Maunder                  Director
-----------------------
DENNIS MAUNDER

/s/ James Kenney                    Director
-----------------------
JAMES KENNEY






















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